NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Record Fourth Quarter and Full Year 2015 Results

Fourth Quarter Results

•	Adjusted EPS increases 8% to $0.39; GAAP EPS of $0.04 compared to a loss of $0.16 in the prior year fourth quarter

•	Achieved 25th consecutive quarter of adjusted EPS growth

•	Completed acquisition of Magenta Master Fibers, expanding solutions portfolio of colorant and additives technologies for fiber applications

•	Executed debt refinancing, achieving favorable interest rates and extending maturities

Full Year Results and First Quarter Acquisition

•	Annual adjusted earnings per share increased to all-time high of $1.96 driven by record operating income in Color, Additives & Inks and Engineered Materials

•	GAAP EPS of $1.63 includes a mark-to-market pension adjustment, restructuring charges and debt extinguishment costs

•	Completed acquisition of Kraton’s TPE business in first quarter 2016

•	Continued to invest in innovation and commercial resources in pursuit of 2020 Platinum Vision and double-digit EPS growth

CLEVELAND - February 3, 2016 - PolyOne Corporation (NYSE: POL) today reported its fourth quarter and full year results for 2015. Adjusted earnings per share increased 8% to $0.39 from $0.36 in the fourth quarter of 2014. GAAP earnings per share of $0.04 in the fourth quarter of 2015 compared to a loss of $0.16 in the fourth quarter of 2014. Special items for the fourth quarter of 2015, the largest of which were debt extinguishment costs, resulted in a net after-tax charge of $30 million, or $0.35 per share (see Attachment 1).

Full year 2015 adjusted earnings per share increased to an all-time record $1.96, a 9% increase from $1.80 in 2014. GAAP earnings per share increased to $1.63 for 2015, compared to $0.83 in 2014.

“I’m pleased to report record adjusted EPS of $0.39 for the fourth quarter,” said Robert M. Patterson, president and chief executive officer, PolyOne Corporation. “We overcame difficult macro-economic conditions and challenges from the ongoing integration of the former Spartech businesses to achieve our 25th consecutive quarter of year-over-year adjusted EPS growth.”

“For the full year, while our growth rate fell slightly below our stated expectation of double-digit, we were pleased to still grow earnings 9% in a very challenging environment including significantly unfavorable foreign exchange. On a constant currency basis, EPS expanded 14%, driven by record results from Color and Engineered Materials,” added Mr. Patterson.

The company reported that on a constant currency basis, its Color and Engineered Materials segments increased operating income 17% and 13%, respectively, in 2015 versus the prior year. Both reached new record levels of profitability demonstrating the value of specialization.

Revenue for the fourth quarter of 2015 was $776 million, compared to $869 million in the fourth quarter of 2014. Full year revenue was $3.4 billion compared to $3.8 billion in 2014. In addition to the unfavorable foreign exchange, the company realized revenue declines as a result of lower selling prices in Distribution and Performance Products and Solutions due to lower hydro-carbon based raw material costs and the ongoing integration of the acquired Spartech businesses.

Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation said, “With our recent refinancing, I’m extremely pleased to report we achieved a substantial reduction in our stated interest rates, extended maturities and improved our credit profile. We have always been prudent with respect to our balance sheet, and as a result of our Term Loan offering and strong fourth quarter cash flow, we ended the year with nearly $280 million in cash and over $620 million of available liquidity.”

“I’m excited to kick-off 2016 with our acquisition of Kraton’s thermoplastic elastomer (TPE) business,” Mr. Patterson added. “Kraton will continue to supply us with styrenic block co-polymers and we will leverage our expertise in TPE formulation to accelerate growth, primarily in the consumer and healthcare markets.”

Mr. Patterson continued, “During these uncertain global economic times, we remain focused on what we can control - executing our proven strategy and serving our customers. While much work remains to improve and grow our Designed Structures and Solutions segment, our other businesses are performing well, and we are on track to achieve our 2020 Platinum Vision.”

About PolyOne
PolyOne Corporation, with 2015 revenues of $3.4 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Sales	$775.8	$869.3	$3,377.6	$3,835.5
Operating income (loss)	31.3	(14.3)	250.9	155.1
Net income (loss) from continuing operations attributable to PolyOne shareholders	3.1	(14.6)	144.6	78.0
Basic earnings (loss) per share from continuing operations attributable to PolyOne shareholders	$0.04	$(0.16)	$1.65	$0.85
Diluted earnings (loss) per share from continuing operations attributable to PolyOne shareholders	$0.04	$(0.16)	$1.63	$0.83

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income (loss) from continuing operations attributable to PolyOne shareholders	$3.1	$0.04	$(14.6)	$(0.16)
Special items, after tax (Attachment 3)	30.4	0.35	47.5	0.52
Adjusted net income / EPS - excluding special items	$33.5	$0.39	$32.9	$0.36

	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$144.6	$1.63	$78.0	$0.83
Special items, after tax (Attachment 3)	28.9	0.33	90.5	0.97
Adjusted net income / EPS - excluding special items	$173.5	$1.96	$168.5	$1.80

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Sales	$775.8	$869.3	$3,377.6	$3,835.5
Cost of sales	618.9	716.7	2,696.1	3,127.6
Gross margin	156.9	152.6	681.5	707.9
Selling and administrative expense	125.6	166.9	430.6	552.8
Operating income (loss)	31.3	(14.3)	250.9	155.1
Interest expense, net	(15.6)	(15.6)	(64.1)	(62.2)
Debt extinguishment costs	(16.4)	—	(16.4)	—
Other income (expense), net	0.3	(1.3)	(2.7)	(4.5)
(Loss) income from continuing operations, before income taxes	(0.4)	(31.2)	167.7	88.4
Income tax benefit (expense)	3.4	16.2	(23.0)	(11.2)
Net income (loss) from continuing operations	3.0	(15.0)	144.7	77.2
Income from discontinued operations, net of income taxes	—	—	—	1.2
Net income (loss)	3.0	(15.0)	144.7	78.4
Net loss (income) attributable to noncontrolling interests	0.1	0.4	(0.1)	0.8
Net income (loss) attributable to PolyOne common shareholders	$3.1	$(14.6)	$144.6	$79.2

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.04	$(0.16)	$1.65	$0.85
Discontinued operations	—	—	—	0.01
Total	$0.04	$(0.16)	$1.65	$0.86

Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.04	$(0.16)	$1.63	$0.83
Discontinued operations	—	—	—	0.02
Total	$0.04	$(0.16)	$1.63	$0.85

Cash dividends declared per share of common stock	$0.12	$0.10	$0.42	$0.34

Weighted-average shares used to compute earnings per share:
Basic	85.8	90.1	87.8	92.3
Diluted	86.6	90.1	88.7	93.5

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of sales:
Restructuring costs	$(8.1)	$(13.1)	$(32.9)	$(54.0)
Environmental remediation costs	(1.5)	(2.6)	(9.3)	(10.3)
Reimbursement of previously incurred environmental costs	0.9	2.1	3.5	3.7
Pension & other post-retirement benefits - mark-to-market adjustment	(1.0)	(2.0)	(1.0)	(2.0)
Acquisition related costs	—	(0.2)	—	(0.2)
Impact on cost of sales	(9.7)	(15.8)	(39.7)	(62.8)

Selling and administrative expense:
Employee separation and restructuring costs	(7.5)	(10.9)	(14.2)	(49.6)
Pension & other post-retirement benefits - mark-to-market adjustment	(10.6)	(54.5)	(10.6)	(54.5)
Legal related and other	(2.4)	3.5	(3.3)	5.6
Acquisition/divestiture related costs	(1.2)	(2.5)	(3.5)	(3.6)
Impact on selling and administrative expense	(21.7)	(64.4)	(31.6)	(102.1)

Impact on operating income (loss)	(31.4)	(80.2)	(71.3)	(164.9)
Debt extinguishment costs	(16.4)	—	(16.4)	—
Other income, net	—	0.1	0.1	0.7
Impact on income (loss) from continuing operations before income taxes	(47.8)	(80.1)	(87.6)	(164.2)
Income tax benefit on above special items	17.6	29.0	31.3	63.2
Tax adjustments (2)	(0.2)	3.6	27.4	10.5
Impact of special items on net income (loss) attributable to PolyOne Shareholders	$(30.4)	$(47.5)	$(28.9)	$(90.5)

Diluted adjusted earnings per common share impact	$(0.35)	$(0.52)	$(0.33)	$(0.97)

Weighted average shares used to compute adjusted earnings per share:
Diluted	86.6	91.3	88.7	93.5

(1) Special items are a non-GAAP financial measure and are used to determine adjusted earnings. Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant phase-in costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	Year Ended December 31, 2015	Year Ended December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$279.8	$238.6
Accounts receivable, net	347.0	396.8
Inventories, net	287.0	309.0
Other current assets	47.0	54.0
Total current assets	960.8	998.4
Property, net	583.5	596.7
Goodwill	597.7	590.6
Intangible assets, net	344.6	362.7
Other non-current assets	108.5	117.9
Total assets	$2,595.1	$2,666.3

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$18.6	$61.7
Accounts payable	351.6	365.9
Accrued expenses and other liabilities	127.9	172.9
Total current liabilities	498.1	600.5
Non-current liabilities:
Long-term debt	1,128.0	948.9
Pension and other post-retirement benefits	77.5	103.7
Other non-current liabilities	186.3	236.0
Total non-current liabilities	1,391.8	1,288.6
Shareholders’ equity:
PolyOne shareholders’ equity	704.2	776.3
Noncontrolling interests	1.0	0.9
Total equity	705.2	777.2
Total liabilities and shareholders’ equity	$2,595.1	$2,666.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2015	2014
Operating activities
Net income	$144.7	$78.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98.1	100.8
Accelerated depreciation and fixed asset charges associated with restructuring activities	17.6	33.0
Debt extinguishment costs	16.4	—
Share-based compensation expense	9.1	14.2
Gain on sale of business	—	(1.2)
Changes in assets and liabilities, net of the effect of acquisitions and divestitures:
Decrease in accounts receivable	42.6	24.4
Decrease in inventories	21.4	28.4
Decrease in accounts payable	(8.3)	(15.2)
(Decrease) increase in pension and other post-retirement benefits	(24.6)	30.0
Decrease in accrued expenses and other assets and liabilities - net	(89.8)	(84.4)
Net cash provided by operating activities	227.2	208.4

Investing activities
Capital expenditures	(91.2)	(92.8)
Business acquisitions, net of cash acquired	(18.3)	(47.2)
Proceeds from sale of businesses and other assets	3.0	28.2
Net cash used by investing activities	(106.5)	(111.8)

Financing activities
Repayment of long-term debt	(365.3)	(8.0)
Premium on early extinguishment of long-term debt	(13.4)	—
Net proceeds from long-term debt	547.3	—
Debt financing costs	(6.0)	—
Borrowing under credit facilities	891.3	168.6
Repayment under credit facilities	(936.8)	(122.8)
Purchase of common shares for treasury	(156.1)	(233.2)
Exercise of stock awards	4.3	6.9
Cash dividends paid	(35.7)	(29.9)
Net cash used by financing activities	(70.4)	(218.4)
Effect of exchange rate changes on cash	(9.1)	(4.8)
Increase (decrease) in cash and cash equivalents	41.2	(126.6)
Cash and cash equivalents at beginning of year	238.6	365.2
Cash and cash equivalents at end of year	$279.8	$238.6

Attachment 6
PolyOne Corporation
Segment Results (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Sales:
Color, Additives and Inks	$184.9	$190.5	$810.7	$850.8
Specialty Engineered Materials	125.2	137.3	542.8	598.3
Designed Structures and Solutions	110.4	127.6	453.5	617.5
Specialty Platform	420.5	455.4	1,807.0	2,066.6
Performance Products and Solutions	152.7	184.8	694.1	816.6
PolyOne Distribution	242.1	262.8	1,034.1	1,114.4
Corporate and eliminations	(39.5)	(33.7)	(157.6)	(162.1)
Sales	$775.8	$869.3	$3,377.6	$3,835.5

Gross margin:
Color, Additives and Inks	$67.0	$65.1	$293.8	$293.5
Specialty Engineered Materials	37.3	37.4	161.0	163.2
Designed Structures and Solutions	12.2	19.3	55.4	97.5
Specialty Platform	116.5	121.8	510.2	554.2
Performance Products and Solutions	24.8	22.8	101.9	109.0
PolyOne Distribution	27.2	26.1	114.6	114.0
Corporate and eliminations	(11.6)	(18.1)	(45.2)	(69.3)
Gross margin	$156.9	$152.6	$681.5	$707.9

Selling and administrative expense:
Color, Additives and Inks	$39.5	$38.4	$158.4	$168.6
Specialty Engineered Materials	20.9	20.6	81.4	90.8
Designed Structures and Solutions	10.4	11.4	41.6	52.4
Specialty Platform	70.8	70.4	281.4	311.8
Performance Products and Solutions	11.3	11.1	44.5	45.9
PolyOne Distribution	11.6	11.1	46.6	45.8
Corporate and eliminations	31.9	74.3	58.1	149.3
Selling and administrative expense	$125.6	$166.9	$430.6	$552.8

Operating income:
Color, Additives and Inks	$27.5	$26.7	$135.4	$124.9
Specialty Engineered Materials	16.4	16.8	79.6	72.4
Designed Structures and Solutions	1.8	7.9	13.8	45.1
Specialty Platform	45.7	51.4	228.8	242.4
Performance Products and Solutions	13.5	11.7	57.4	63.1
PolyOne Distribution	15.6	15.0	68.0	68.2
Corporate and eliminations	(43.5)	(92.4)	(103.3)	(218.6)
Operating income (loss)	$31.3	$(14.3)	$250.9	$155.1

The Specialty Platform consists of our three specialty segments: Color, Additives and Inks; Specialty Engineered Materials; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administrative expense, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2015	2014	2015	2014

Sales	$775.8	$869.3	$3,377.6	$3,835.5

Gross margin before special items	166.6	168.4	721.2	770.7
Special items in gross margin (Attachment 3)	(9.7)	(15.8)	(39.7)	(62.8)
Gross margin - GAAP	$156.9	$152.6	$681.5	$707.9

Gross margin, before special items, as a percent of sales	21.5%	19.4%	21.4%	20.1%

Operating income adjusted	62.7	65.9	322.2	320.0
Special items in operating income (Attachment 3)	(31.4)	(80.2)	(71.3)	(164.9)
Operating income (loss) - GAAP	$31.3	$(14.3)	$250.9	$155.1

Operating income, before special items, as a percent of sales	8.1%	7.6%	9.5%	8.3%

The tables below reconcile pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

(Loss) income from continuing operations, before income taxes	$(0.4)	$47.8	$47.4	$(31.2)	$80.1	$48.9

Income tax benefit - GAAP	3.4	—	3.4	16.2	—	16.2
Income tax impact of special items (Attachment 3)	—	(17.6)	(17.6)	—	(29.0)	(29.0)
Tax adjustments (Attachment 3)	—	0.2	0.2	—	(3.6)	(3.6)
Income tax benefit (expense)	$3.4	$(17.4)	$(14.0)	$16.2	$(32.6)	$(16.4)

Effective Tax Rate	nm		29.5%	51.9%		33.5%
nm - not meaningful

	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income from continuing operations, before income taxes	$167.7	$87.6	$255.3	$88.4	$164.2	$252.6

Income tax expense - GAAP	(23.0)	—	(23.0)	(11.2)	—	(11.2)
Income tax impact of special items (Attachment 3)	—	(31.3)	(31.3)	—	(63.2)	(63.2)
Tax adjustments (Attachment 3)	—	(27.4)	(27.4)	—	(10.5)	(10.5)
Income tax expense	$(23.0)	$(58.7)	$(81.7)	$(11.2)	$(73.7)	$(84.9)

Effective Tax Rate	13.7%		32.0%	12.7%		33.6%

Liquidity is calculated as follows:

(In millions)	As of December 31, 2015
Cash and cash equivalents	$279.8
Revolving credit availability	341.9
Liquidity	$621.7